Exhibit 99.1

Iteris Appoints Anjali Joshi to Its Board of Directors

Former Product Executive at Google and Covad Brings Deep Technology Expertise

SANTA ANA, Calif. – June 23, 2020 – Iteris, Inc. (NASDAQ: ITI), the global leader in smart mobility infrastructure management, today announced that Anjali Joshi, former vice president of product management at Google, has been appointed to its board of directors.

At Google, Ms. Joshi led product development for Google Maps, Google Search and Image Search, Global Infrastructure, and other core businesses. Prior to joining Google, she was executive vice president of engineering at Covad Communications, Inc., a company providing voice and data communications products and services to consumers and businesses. Previously, Ms. Joshi held various positions at AT&T Bell Labs, working in the areas of voice and high-speed data.

Ms. Joshi earned a Bachelor's degree in electrical engineering from the Indian Institute of Technology, a Master’s degree in computer engineering from the State University of New York, and a Master’s degree in management science and engineering from Stanford University.

Ms. Joshi currently serves as an independent director of Lattice Semiconductor, a low-power FPGA solutions provider, MobileIron, a mobile security solutions provider, and The McClatchy Company, a newspaper publisher and digital marketing services provider.

“Anjali’s experience scaling global technology businesses and her deep technical expertise will contribute significant value to our board,” said Tom Thomas, chairman of the board for Iteris. “In particular, her combined knowledge of communications infrastructure and geospatial technologies will be invaluable as we continue to evolve Iteris’ ClearMobility Platform to address the needs of the smart mobility infrastructure management market.”

“Iteris’ market-leading portfolio of smart mobility infrastructure management solutions is changing the way transportation agencies at all levels of government fulfill their missions,” said Ms. Joshi. “I am excited to join the board of a dynamic company that is profoundly enhancing the operation and utilization of transportation infrastructure while at the same time saving lives and helping communities thrive.”

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About Iteris, Inc.

Iteris is the global leader in smart mobility infrastructure management – the foundation for a new era of mobility. We apply cloud computing, artificial intelligence, advanced sensors, advisory services and managed services to achieve safe, efficient and sustainable mobility. Our end-to-end solutions monitor, visualize and optimize mobility infrastructure around the world to help ensure that roads are safe, travel is efficient, and communities thrive. Visit www.iteris.com for more information and join the conversation on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as "believes," "anticipates," "expects," "intends," “outlooks,” “target,” "plans," "seeks," "estimates," "may," “should,” "will," "can," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the impact and contributions of our newly appointed director. Such statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, our reliance on managing Board continuity and effectiveness by integrating and retaining independent directors, like Ms. Joshi; difficulties and risks in restructuring actions, acquisitions and divestitures; our ability to provide services and deliverables on a cost-effective basis; and the impact of general economic, political, and other conditions in the markets we address. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Media Contact

David Sadeghi

Tel: (949) 270-9523

Email: dsadeghi@iteris.com

Investor Relations

MKR Investor Relations, Inc.

Todd Kehrli

Tel: (323) 468-2300

Email: iti@mkr-group.com

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